Exhibit 25.1

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form T-1

STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE
ELIGIBILITY OF A TRUSTEE PURSUANT TO
SECTION 305(b)(2)

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.
(Exact name of trustee as specified in its charter)

(Jurisdiction of incorporation if not a U.S. national bank)	95-3571558 (I.R.S. employer identification no.)

700 South Flower Street Suite 500 Los Angeles, California (Address of principal executive offices)	90017 (Zip code)

SESI, L.L.C
(Exact name of obligor as specified in its charter)

Delaware	76-0664124
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

Superior Energy Services, Inc.
(Exact name of obligor as specified in its charter)

Delaware	75-2379388
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

1105 Peters Road, L.L.C.
(Exact name of obligor as specified in its charter)

Louisiana	76-0664198
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)

Advanced Oilwell Services, Inc.
(Exact name of obligor as specified in its charter)

Louisiana	72-1436239
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)

Blowout Tools, Inc.
(Exact name of obligor as specified in its charter)

Texas	76-0111962
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)

Concentric Pipe and Tool Rentals, L.L.C.
(Exact name of obligor as specified in its charter)

Louisiana	76-0664127
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)

Connection Technology, L.L.C.
(Exact name of obligor as specified in its charter)

Louisiana	76-0664128
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)

CSI Technologies, LLC
(Exact name of obligor as specified in its charter)

Texas	47-0946936
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)

Drilling Logistics, L.L.C.
(Exact name of obligor as specified in its charter)

Louisiana	76-0664199
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)

Fastorq, L.L.C.
(Exact name of obligor as specified in its charter)

Louisiana	76-0664133
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)

H.B. Rentals, L.C.
(Exact name of obligor as specified in its charter)

Louisiana	72-1307291
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)

International Snubbing Services, L.L.C.
(Exact name of obligor as specified in its charter)

Louisiana	76-0664134
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)

Non-Magnetic Rental Tools, L.L.C.
(Exact name of obligor as specified in its charter)

Louisiana	76-0664213
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)

Production Management Industries, L.L.C.
(Exact name of obligor as specified in its charter)

Louisiana	76-0664137
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)

SEMO, L.L.C.
(Exact name of obligor as specified in its charter)

Louisiana	81-0583622
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)

SEMSE, L.L.C.
(Exact name of obligor as specified in its charter)

Louisiana	81-0583620
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)

Stabil Drill Specialties, L.L.C.
(Exact name of obligor as specified in its charter)

Louisiana	76-0664138
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)

Sub-Surface Tools, L.L.C.
(Exact name of obligor as specified in its charter)

Louisiana	76-0664195
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)

Superior Holding, Inc.
(Exact name of obligor as specified in its charter)

Delaware	20-0833087
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)

Superior Energy Services Columbia, LLC
(Exact name of obligor as specified in its charter)

Delaware	26-2427393
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)

Superior Energy Services, L.L.C.
(Exact name of obligor as specified in its charter)

Louisiana	76-0664196
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)

Superior Inspection Services, L.L.C.
(Exact name of obligor as specified in its charter)

Louisiana	72-1454991
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)

Warrior Energy Services Corporation
(Exact name of obligor as specified in its charter)

Delaware	20-8009424
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)

Wild Well Control, Inc.
(Exact name of obligor as specified in its charter)

Texas	74-1873477
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)

Workstrings International, L.L.C.
(Exact name of obligor as specified in its charter)

Louisiana	72-1340390
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)

601 Poydras Street, Suite 2400 New Orleans, Louisiana (Address of principal executive offices)	70130 (Zip code)

6.375% Senior Notes due 2019
and Guarantees of 6.375% Senior Notes due 2019
(Title of the indenture securities)

1.	General information. Furnish the following information as to the trustee:

(a) Name and address of each examining or supervising authority to which it is subject.

Name	Address
Comptroller of the Currency United States Department of the Treasury	Washington, DC 20219

Federal Reserve Bank	San Francisco, CA 94105

Federal Deposit Insurance Corporation	Washington, DC 20429

(b) Whether it is authorized to exercise corporate trust powers.

Yes.

2.	Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

16.	List of Exhibits.

Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the “Act”) and 17 C.F.R. 229.10(d).

1. A copy of the articles of association of The Bank of New York Mellon Trust Company, N.A., formerly known as The Bank of New York Trust Company, N.A. (Exhibit 1 to Form T-1 filed with Registration Statement No. 333-121948 and Exhibit 1 to Form T-1 filed with Registration Statement No. 333-152875).

2. A copy of certificate of authority of the trustee to commence business. (Exhibit 2 to Form T-1 filed with Registration Statement No. 333-121948).

3. A copy of the authorization of the trustee to exercise corporate trust powers (Exhibit 3 to Form T-1 filed with Registration Statement No. 333-152875).

4. A copy of the existing by-laws of the trustee (Exhibit 4 to Form T-1 filed with Registration Statement No. 333-162713).

6. The consent of the trustee required by Section 321(b) of the Act (Exhibit 6 to Form T-1 filed with Registration Statement No. 333-152875).

7. A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

SIGNATURE

Pursuant to the requirements of the Act, the Trustee, The Bank of New York Mellon Trust Company, N.A., a banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Jacksonville, and State of Florida, on the 21st day of October, 2011.

THE BANK OF NEW YORK MELLON
TRUST COMPANY, N.A.

By:	/s/ Christie Leppert
Name:     Christie Leppert

Title:	Vice President

EXHIBIT 7
Consolidated Report of Condition of
THE BANK OF NEW YORK MELLON
of One Wall Street, New York, N.Y. 10286
And Foreign and Domestic Subsidiaries,
a member of the Federal Reserve System, at the close of business June 30, 2011, published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.

Dollar Amounts In Thousands
ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin	4,600,000
Interest-bearing balances	112,412,000
Securities:
Held-to-maturity securities	4,081,000
Available-for-sale securities	60,446,000
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold in domestic offices	38,000
Securities purchased under agreements to resell	528,000
Loans and lease financing receivables:
Loans and leases held for sale	16,000
Loans and leases, net of unearned income	25,506,000
LESS: Allowance for loan and lease losses	421,000
Loans and leases, net of unearned income and allowance	25,085,000
Trading assets	4,910,000
Premises and fixed assets (including capitalized leases)	1,224,000
Other real estate owned	8,000
Investments in unconsolidated subsidiaries and associated companies	1,020,000
Direct and indirect investments in real estate ventures	0
Intangible assets:
Goodwill	6,439,000
Other intangible assets	1,719,000
Other assets	13,804,000

Total assets	236,330,000

LIABILITIES
Deposits:
In domestic offices	105,635,000
Noninterest-bearing	66,246,000
Interest-bearing	39,389,000
In foreign offices, Edge and Agreement subsidiaries, and IBFs	88,801,000
Noninterest-bearing	2,263,000
Interest-bearing	86,538,000
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices	2,355,000
Securities sold under agreements to repurchase	1,122,000
Trading liabilities	5,930,000
Other borrowed money:
(includes mortgage indebtedness and obligations under capitalized leases)	1,950,000
Not applicable
Not applicable
Subordinated notes and debentures	3,505,000
Other liabilities	9,943,000

Total liabilities	219,241,000

EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	1,135,000
Surplus (exclude all surplus related to preferred stock)	8,656,000
Retained earnings	7,532,000
Accumulated other comprehensive income	-584,000
Other equity capital components	0
Total bank equity capital	16,739,000
Noncontrolling (minority) interests in consolidated subsidiaries	350,000
Total equity capital	17,089,000

Total liabilities and equity capital	236,330,000

     I, Thomas P. Gibbons, Chief Financial Officer of the above-named bank do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.
Thomas P. Gibbons,
Chief Financial Officer
     We, the undersigned directors, attest to the correctness of this statement of resources and liabilities. We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.

Robert P. Kelly
Gerald L. Hassell	Directors
Catherine A. Rein